SUB-ITEM 77Q1(e)
ADVISORY AGREEMENT
       AGREEMENT made this 31st day of December, 2004 by and between CGM
CAPITAL DEVELOPMENT FUND, a Massachusetts business trust (the Fund), and
CAPITAL GROWTH MANAGEMENT LIMITED PARTNERSHIP, a Massachusetts partnership
(the Adviser).
WITNESSETH:
       WHEREAS, the Fund and the Adviser wish to enter into an agreement setting forth the terms upon which the Adviser will perform certain services for the Fund;
       NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the Fund and the Adviser agree as follows:
       1.	The Fund hereby employs the Adviser to manage the investment and reinvestment of the assets of the Original Series of the Fund (the Series)
and to perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Fund. The Adviser hereby accepts such employment and agrees, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
       2.	In carrying out its obligations to manage the investment and reinvestment of the assets belonging to the Series, the Adviser shall:
       (a)	obtain and evaluate such economic, statistical and
financial data and information and undertake such additional investment research as it shall believe necessary or advisable for the management of the investment and reinvestment of the assets belonging to the
Series in accordance with the Series, investment objective and policies;
       (b)	take such steps as are necessary to implement the
investment policies of the Series by purchase and sale of securities, including the placing of orders for such purchase and sale; and
       (c)	regularly report to the Board of Trustees with respect to
the implementation of the investment policies of the Series.
       3.	All activities in connection with the management of the affairs of the Series undertaken by the Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Trustees, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.
       4.	In addition to performing at its expense the obligations set forth in section 2 hereof, the Adviser shall furnish to the Fund at the Advisers own expense or pay the expenses of the Fund for the following:
       (a)	office space in such place or places as may be agreed upon
from time to time, and all necessary office supplies, facilities and equipment;
       (b)	necessary executive and other personnel for managing the
affairs of the Series (exclusive of those related to and to be performed under contract for custodial, transfer, dividend and plan agency services by the bank selected to perform such services and exclusive of any managerial functions described in section 5); and
       (c)	compensation, if any, of Trustees of the Fund who are
directors, officers, partners or employees of the Adviser or any affiliated person (other than a registered investment company) of the
Adviser.
       5.	Nothing in section 4 hereof shall require the Adviser to bear, or to reimburse the Fund for:
       (a)	any of the costs of printing and distributing the items
referred to in subsection (m) of this section 5, except as otherwise provided in any agreement between the Fund and its principal underwriter in effect from time to time relating to distribution of shares of the Series;
       (b)	compensation of Trustees of the Fund who are not directors,
officers, partners or employees of the Adviser or of any affiliated person (other than a registered investment company) of the Adviser;
       (c)	registration, filing and other fees in connection with
requirements of regulatory authorities;
       (d)	the charges and expenses of the Custodian appointed by the
Fund for custodial services;
       (e)	charges and expenses of independent accountants retained by
the Fund;
       (f)	charges and expenses of any transfer agents, paying agents,
plan agents and registrars appointed by the Fund;
       (g)	brokers, commissions and issue and transfer taxes
chargeable to the Fund in connection with securities transactions to which the Fund is a party;
       (h)	taxes and fees payable by the Fund to Federal, State or
other governmental agencies;
       (i)	the cost of certificates representing shares of the Series;
       (j)	expenses of meetings of shareholders and Trustees of the
Fund;
       (k)	charges and expenses of legal counsel retained by the Fund;
       (l)	interest, including interest on borrowings by the Fund;
       (m)	the cost of services, including services of counsel,
required in connection with the preparation of the Funds registration statements and prospectuses with respect to shares of the Series, including amendments and revisions thereto, annual, semiannual and other periodic reports of the Fund, and notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities, to the extent that any such materials relate to the Fund or to the shareholders thereof; and
       (n)	the Funds expenses of bookkeeping, accounting, auditing
and financial reporting, including related clerical expenses with respect to the Series.
       6.	The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.
       7.	As full compensation for all services rendered, facilities
furnished and expenses borne by the Adviser hereunder, the Fund shall pay the Adviser compensation at the annual percentage rates of the corresponding levels of the Series average daily net assets set forth in the following chart:
Annual	Average Daily
Percentage Rate	Net Asset Value Levels
1.00%	of the first $500,000,000;
0.95%	of the next $500,000,000; and
0.80%	of such assets in excess of $1,000,000,000.
Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Trustees of the Fund may from time to time determine and specify in writing to the
Adviser.  The Adviser hereby acknowledges that the Funds obligation to pay such compensation is binding only on the assets and property belonging to the Series.
       8.	If the total of all ordinary business expenses of the Series or the Fund as a whole (including investment advisory fees but excluding taxes portfolio brokerage commissions and interest) for any fiscal year exceeds the lowest applicable percentage of average net assets limitation prescribed by any state in which shares of the Series are qualified for sale, the total fee otherwise due the Adviser for such fiscal year pursuant to section 7 hereof shall be reduced by the amount of such excess belonging to the Series, and, if, after giving effect to such reduction, the total of all ordinary business expenses continues to exceed any such applicable limitation, the Adviser shall pay any such continuing excess belonging to the Series; provided, however, that the Adviser will not reduce its fees nor pay any such expenses to an extent or under circumstances which would result in the inability of the Series to qualify as a regulated investment company under the Internal
Revenue Code. Solely for purposes of applying such limitations in accordance with the foregoing sentence, the Series and the Fund shall each be deemed to be a separate fund subject to such limitations. Should the applicable state limitation provisions fail to specify how the average net assets of the Fund or belonging to the Series are to be calculated, that figure shall be calculated by reference to the average daily net assets of the Fund or the
Series, as the case may be.
       9.	It is understood that any of the shareholders, trustees,
officers, employees and agents of the Fund may be a partner, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Adviser, any affiliated person of the Adviser, any organization in which the Adviser may have an interest or any organization which may have an interest in the Adviser; that the Adviser, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Fund and the Partnership Agreement of the
Adviser, respectively, or by specific provisions of applicable law.
       10.	The Adviser consents to the use by the Fund of the name CGM
Capital Development Fund, or other names embodying the words Capital Growth Management or CGM in such forms as the Adviser shall in writing approve, but only on condition that so long as this Agreement shall remain in force the Fund shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it.
No such name shall be used by the Fund at any time or in any place for any purposes or under any conditions except as in this paragraph provided.
       Upon any termination of this Agreement by either party or upon the violation of any of its provisions by the Fund, it will, at the request of the Adviser made within sixty days after the Adviser has knowledge of such termination or violation, change its name so as to eliminate all reference to Capital Growth Management or CGM and will not thereafter transact any business in a name containing Capital Growth Management or CGM in any form or combination whatsoever, or designate itself as the same business trust as or successor to a business trust of such name, or otherwise use the name Capital Growth Management or CGM or any other reference to the
Adviser. Such covenants on the part of the Fund shall be binding upon it, its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.
       11.	This Agreement shall become effective as of the date of its
execution, and
       (a)	unless otherwise terminated, after June 1, 2006 this
Agreement shall continue in effect only so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the Trustees of the
Fund who are not interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval;
       (b)	this Agreement may at any time be terminated on sixty days
written notice to the Adviser either by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Series;
       (c)	this Agreement shall automatically terminate in the event
of its assignment;
       (d)	this Agreement may be terminated by the Adviser on ninety
days written notice to the Fund.
       Termination of this Agreement pursuant to this section 11 shall be without payment of any penalty.
       12.	This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Fund who are not interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.
       13.	For the purpose of this Agreement, the terms vote of a majority of the outstanding voting securities, interested person, affiliated person and assignment shall have their respective meanings defined in the Investment Company Act of 1940, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.
References in this Agreement to any assets, property or liabilities belonging to the Series shall have the meaning defined in the Funds
Agreement and Declaration of Trust.
       14.	In the absence of willful misfeasance, bad faith or gross
negligence on the part of the Adviser, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be subject to any liability to the Fund, to any shareholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
CGM CAPITAL DEVELOPMENT FUND


By:
	Jem Hudgins, Treasurer
CAPITAL GROWTH MANAGEMENT LIMITED
PARTNERSHIP


By:
	G. Kenneth Heebner, Chairman and Treasurer
	Kenbob, Inc., General Partner

       A copy of the Agreement and Declaration of Trust establishing CGM Capital Development Fund is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Series on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.